UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2023

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Select Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2023, Complete Solaria, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended October 1, 2023. The full text of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

This information, including the exhibits attached, is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth be specific reference in such a filing.

Item 5.02 Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On November 12, 2023, the board of directors of the Company (the “Board”) appointed Taner Ozecelik as Chief Executive Officer, effective as of November 20, 2023 (the “Effective Date”). In connection with his appointment, Mr. Ozcelik entered into an executive employment agreement with the Company as Chief Executive Officer (the “Ozcelik Agreement”). William J. Anderson, the Company’s co-founder, Chief Executive Officer and member of the Board will step down as Chief Executive Officer as of the Effective Date . Mr. Anderson will remain an employee of the Company. In connection with this transition, Thurman J. Rodgers was appointed as the chairperson of the nominating and corporate governance committee of the Board.

Pursuant to the Ozcelik Agreement. Mr. Ozcelik will be entitled to a base salary of $425,000 per year, and he will be eligible for an annual bonus of 75% of his gross salary. Mr. Ozcelik is also expected to be granted an option to purchase 6,200,000 shares of the Company’s common stock, subject to a five-year vesting schedule with half of the options vesting based on certain milestones. The Ozcelik Agreement also provides that if Mr. Ozcelik’s employment is terminated for any reason other than cause (as defined in the Ozcelik Agreement), death or disability, or if such officer resigns for good reason (as defined in the Ozcelik Agreement), and provided that in either case such termination constitutes a separation from service (as defined in the Ozcelik Agreement) and the separation is not on or within 12 months following a change of control, then subject to such officer executing a release agreement in Complete Solaria’s favor, and continuing to comply with all of his obligations to Complete Solaria and its affiliates, he will receive the following benefits: (a) payment of Mr. Ozcelik earned but unpaid base salary; (b) payment of such officer of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment to such officer of any vested benefits to which he may be entitled under any applicable plans and programs of the Company; (d) a severance payment equal to six months of Mr. Ozcelik then base salary plus a pro rata portion of Mr. Ozcelik bonus with respect to the fiscal year in which such termination or such resignation occurs; (e) if such officer timely and properly elects to continue group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of Mr. Ozcelik COBRA premium expenses until the earliest of (i) the six-month anniversary of the termination date; (ii) the date such officer is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which such officer becomes eligible to receive substantially similar coverage from another employer; and (f) the applicable post-termination exercised period for any vested options will extend to the earlier of (i) the six-month anniversary of the termination date, (ii) the expiration date of the option or (iii) earlier termination upon a corporate transaction.

In addition, the Ozcelik Agreements provides that if Mr. Ozcelik employment is terminated for any reason other than cause (as defined in the Ozcelik Agreement), death or disability, or if such officer resigns for good reason (as defined in the Ozcelik Agreement), and provided that in either case such termination constitutes a separation from service (as defined in the Ozcelik Agreement) and the separation is on or within 12 months following a change of control, then subject to such officer executing a release agreement in Complete Solaria’s favor, and continuing to comply with all of his obligations to Complete Solaria and its affiliates, he will receive the following benefits: (a) payment of Mr. Ozcelik earned but unpaid base salary; (b) payment of such officer of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment to such officer of any vested benefits to which he may be entitled under any applicable plans and programs of the Company; (d) a severance payment equal to 12 months of Mr. Ozcelik then base salary plus a pro rata portion of Mr. Ozcelik bonus with respect to the fiscal year in which such termination or such resignation occurs; (e) if such officer timely and properly elects to continue group health care coverage under COBRA, payment of Mr. Ozcelik COBRA premium expenses until the earliest of (i) the 12-month anniversary of the termination date; (ii) the date such officer is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which such officer becomes eligible to receive substantially similar coverage from another employer; (f) the applicable post-termination exercised period for any vested options will extend to the earlier of (i) the 12-month anniversary of the termination date, (ii) the expiration date of the option or (iii) earlier termination upon a corporate transaction; and (g) acceleration of 50% of Mr. Ozcelik remaining unvested outstanding stock options subject to time-based vesting.

Mr. Ozcelik has served at the intersection of semiconductors, consumer electronics, computing and automotive industries for more than two decades. From 2022 to 2023, Mr. Taner served as the Executive Vice President and GM of Luminar Technologies. From 2014 to 2021, Mr. Taner served as the Senior Vice President and General Manager, Intelligent Sensing Group of ON Semiconductor. Mr. Ozcelik served as Vice President and General Manager of NVIDIA’s automotive business from 2012 to 2014, and as General Manager of the Avionics, Automotive and Embedded Business of NVIDIA from 2006 to 2012. Mr. Ozcelik holds a Masters of Business Administration degree from the Wharton School of the University of Pennsylvania, a Ph.D. in Electrical Engineering from Northwestern University and a Bachelor of Science in Electrical Engineering from Bogazici University, Turkey.

No arrangement or understanding exists between Mr. Ozcelik and any other person pursuant to which Mr. Ozcelik was selected to serve as Chief Executive Officer of the Company. Other than the Ozcelik Agreement, there have been no related party transactions between the Company or any of its subsidiaries and Mr. Ozcelik reportable under Item 404(a) of Regulation S-K. Mr. Ozcelik has no family relationship with any of our directors or executive officers.

The foregoing description of the Ozcelik Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ozcelik Agreement, a copy of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Appointment of Chris Lundell

On November 12, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of Board, the Board appointed Chris Lundell to serve as a director of the Company.

The Company has entered into its standard form of indemnification agreement for its directors and executive officers with Mr. Lundell, the form of which was previously filed by the Company as Exhibit 10.23 to the Company’s Current Report on Form 8-K (File No. 001-40117), initially filed with the Securities and Exchange Commission on July 24, 2023.

Mr. Lundell will receive compensation for his service on the Board, including annual cash compensation of $35,000 for service on the Board, payable in equal quarterly installments and pro-rated based on days served in the year, and $10,000 for organizing and running a sales and marketing review committee. In connection his appointment, Mr. Lundell will also be granted an option to purchase 100,000 shares of common stock of the Company, which will vest quarterly over three years.

No arrangement or understanding exists between Mr. Lundell  and any other person pursuant to which Mr. Lundell was appointed as a director of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Lundell  reportable under Item 404(a) of Regulation S-K. Mr. Lundell has no family relationship with any of our directors or executive officers

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of Complete Solaria, Inc., dated November 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: November 16, 2023

	By:	/s/ William J. Anderson
William J. Anderson
Chief Executive Officer

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